UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2008

Date of Report (Date of earliest event reported)

Gentor Resources, Inc.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-130386 (Commission file number)	20-267977 (IRS Employer Identification Number)

2289 Pahsimeroi Road

Patterson, Idaho 83253

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(Address of principal executive offices)

(406) 287-3046

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(Registrant’s telephone number, including area code)

n/a

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(Former name or former address, if changes since last repot)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instructions A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-looking Statements

This Form 8-K may contain “forward looking” statements or statements which arguably imply or suggest certain things about our future.  Statements, which express that we “believe”, “anticipate”, “expect”, or “plan to”, as well as, other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements.  We do not intend to update these forward looking statements.

Section 8 - Other Events.

Item 8.01.  Other Events.

Press Release

On August 20, 2008, the Company issued a press release to report that the Company has established an inferred mineral resource estimate at its IMA Mine project in Idaho of 5.7 million tons grading 0.15% Molybdenum. The foregoing inferred mineral resource estimate was established in accordance with the definition standards on mineral resources and mineral reserves of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in National Instrument 43-101, commonly referred to as NI 43-101, and was compiled following completion in May 2008 of a 21,000 foot drilling program at the IMA Mine project in Idaho.  U.S. reporting requirements for disclosure of mineral properties are governed by the United States Securities and Exchange Commission Industry Guide 7. Canadian and Guide 7 standards are substantially different. U.S. Investors are cautioned not to assume that any or all of measured, indicated or inferred resources are economically or legally mineable or that these resources will ever be converted  into Guide 7 compliant “reserves.”

The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Exhibit

Item 9.01 Exhibits

99.1

Press Release dated August 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated: August 20, 2008

Gentor Resources, Inc.

/s/ Lloyd J. Bardswich

By: Lloyd J. Bardswich, President and principal executive officer